Exhibit 99.1

Sigma Labs Reports Fourth Quarter and Full Year 2020 Financial Results

2020 Global Agreements with 3D Printer OEMs, First Quarter Contracts and Increased

Market Activity Signal Validation & Increased Adoption of PrintRite3D IPQA Solution

Management to Host Conference Call Today at 4:30 p.m. ET

SANTA FE, NM – March 24, 2021 - Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial 3D metal printing industry, has reported its financial and operational results for the fourth quarter and full year ended December 31, 2020.

Key Fourth Quarter and Subsequent Operational Highlights

As previously announced:

●	Awarded contract from Lockheed Martin Space Additive Design & Manufacturing Center for an initial system of its PrintRite3D in-process quality assurance solution.

●	Closed a $5.1 million public offering of 1.7 million shares of common stock at a public offering price of $3.00, including the full exercise of the underwriter’s over-allotment option.

●	Announced worldwide cooperation agreement and initial joint customer with DMG MORI as the preferred melt pool monitoring system for their LASERTEC SLM machines.

●	Expanded team to support current partnerships. North American team additions:

o	Scott Hill - Director of Sales Western United States - Leveraging over 20 years in the AM industry, Scott is an accomplished sales professional and a respected industry veteran with experience building strategic relationships and selling 3D hardware and services.

o	Carl Thompson - Director of Sales Eastern United States - With over 13 years of sales management experience in AM, Carl is experienced at working with the Department of Defense and federal contractors.

●	Formed partnership with Northwestern University for the development and expansion of industry leading PrintRite3D In-Process Quality Assurance technology for an application to powder-blow Directed Energy Deposition (DED) additive processes.

●	Partnered with IN4.OS, a leader in advanced manufacturing, to build Smart Factories of the Future to meet the demands of high technology sectors including defense, space, aerospace and life sciences, focusing on ensuring the highest standard of quality during the additive manufacturing process.

●	Awarded contract from Coherent, Inc. (NASDAQ: COHR), one of the world’s leading providers of lasers and laser-based technology for scientific, commercial, and industrial customers, for new PrintRite3D Lite In-Process Quality Assurance System.

Full Year 2020 Operational Highlights

●	Announced several key contract wins to further validate the Company’s technology, including:

o	Contract for an initial system by a leading global energy technology provider, to begin production deployment of PrintRite3D® in-process quality assurance software, following a successful Rapid Test and Evaluation (RTE) program.

o	Extended relationship with Additive Industries, a 3D metal printing equipment manufacturer to OEM its PrintRite3D® Quality Assurance and Monitoring system and the two companies have completed the certification process designating MetalFAB1 printers are now PrintRite3D® Ready.

●	Provides In-Process Melt-Pool Monitoring on Quad Laser Systems.

o	Contract by Mitsubishi Heavy Industries, a global leader in engineering and manufacturing, to implement PrintRite3D® in-process quality assurance (IPQA®) software. The PrintRite3D system will be installed on a laser powder bed fusion system for the development and qualification of MHI additive manufacturing production processes.

o	Contract to implement its PrintRite3D Real-Time Melt Pool Analytics technology at Northwestern University.

o	Contract by the Mississippi State University Center for Advanced Vehicular Systems (CAVS), a world-class interdisciplinary research center that uses state-of-the-art technology to address engineering challenges facing U.S. mobility industries.

●	Launched Printrite3D® Production Series that introduces the ‘Production Dashboard’ and provides production managers with critical metrics, insight and actionable information during the production process.

●	Selected Excel3D Advanced Technologies, a provider of 3D manufacturing software as its preferred value-added reseller for sales of Sigma Labs products in India. This agreement expands Sigma Labs global footprint into the world’s fifth-largest manufacturing economy and in conjunction with the Indian government’s initiative of ‘Make in India’, the nation’s vision is to make the country a global manufacturing hub.

●	Entered into joint sales agreement with Materialise NV (NASDAQ: MTLS), a leading provider of additive manufacturing software and of sophisticated 3D printing services, to evolve their previously announced memorandum of understanding (MOU) to cooperate on the integration of the Materialise MCP Controller with Sigma Labs’ PrintRite3D® technology and entered into a binding joint sales agreement to begin beta customer commercialization of the integrated PrintRite3D® and Materialise Control Platform (MCP) product.

●	Appointed Steve Immel, a veteran of the 3D printing industry, to the position of Senior Director Business Development, North America to be responsible for engaging with 3D printer OEMS, additive manufacturers, academic institutions and research organizations to propel Sigma Labs PrintRite3D® in-process quality assurance solutions into production applications.

●	Appointed Mark K. Ruport as President and Chief Executive Officer, from his prior position as Executive Chairman, to further drive formation of strategic relationships, growth and sales strategies as the company commercializes its proprietary PrintRite3D technology. John Rice remains non-executive Chairman of the Board and has entered into a consulting contract with the company.

●	Raised $3.6 million in gross proceeds from both a January 2020 private placement of convertible preferred stock and warrants as well as an April 2020 offering of common stock and warrants. Subsequent warrant exercises contributed an additional $6.0 million in gross proceeds to the Company.

●	Awarded two U.S. patents for its industry-leading technology, PrintRite3D®.

Management Commentary

“Despite the challenges of the global pandemic, 2020 was a gratifying year for Sigma Labs,” said Mark K. Ruport, President and CEO of Sigma Labs. “We were able to achieve almost all of our objectives in a very difficult operating environment. The industries that we focus on were hit hard by COVID-19 and caused almost every opportunity we were pursuing to be delayed, reduced in scope and in a few instances, cancelled. Despite the negative impact on our pipeline, we still doubled revenue, put together a very experienced Additive Manufacturing sales team to support our partners, and greatly improved our balance sheet. For our long-term shareholders and investors, we are proud to contrast the Sigma Labs of yesterday, an R&D focused company, to where we stand today, a full-fledged commercial enterprise aggressively taking our technology to all market segments.

“Today, we are seeing increased activity in a what I believe to be a rejuvenated 3D metal printing market. More importantly, this activity is resulting in several new contracts and first quarter revenue consistent with the revenue we generated from prior initial end user contracts. I am very pleased by the start of 2021, which includes the following contracts quarter to date:

●	The recently announced contract with Lockheed Martin for an initial PrintRite3D system
●	A quad laser PrintRite3D system to be delivered to a large European aerospace company through our OEM agreement with Additive Industries; and
●	An initial contract with Ermaksan, a Turkish 3D metal printer OEM, who is providing PrintRite3D integrated with Materialise’s MCP, to a Turkish customer.

“We are beginning to see the value of our investments in building a multi-tiered, leveraged distribution model. It is heartening to see that all three of our most recent strategic relationships have been instrumental in the first three contract months of 2021. Both Additive Industries and Ermaksan will be doing a factory installation of PrintRite3D to be delivered with their printers. It is in anticipation of increased sales activity through these partnerships, that we have increased our headcount by approximately 50% in the last several months, adding field sales teams to work with and facilitate partner sales opportunities and engineering resources to ensure that we can meet the anticipated demand,” explained Ruport.

“Looking ahead into 2021, we are expanding our focus on new markets and opportunities, including aerospace, space exploration and defense. Our strategic alliance with IN4.OS also supports this mission as well, building Smart Factories of the Future to meet the demands of high technology sectors.

“Anticipated upcoming milestones that we hope to achieve include leveraging our sales team to expand sales through our current partnerships, and through direct sales to global end-user manufacturers, universities and R&D organizations. We will continue to seek out new and expanded strategic partnerships with 3D printer OEMs, software companies, and integrators.

“The following are the milestones that you should measure our progress against in the coming year:

●	PrintRite3D Version 7.0, scheduled for this Spring, will continue to demonstrate our ability to innovate and lead the industry when it comes to 3rd Party, agnostic, In-Process Quality Assurance solutions.

●	Expanded sales of PrintRite3D® through our partnerships with DMG MORI and Additive Industries.

●	Increased direct sales of PrintRite3D to global end-user manufacturers, universities and R&D organizations.

●	New and expanded strategic partnerships with 3D printer OEMs, software companies, and integrators.

●	Continued collaboration with international standards organizations to ensure alignment.

●	Further protection of our intellectual property through continued execution of our comprehensive patent strategy; and

●	Initial PrintRite3D® Lite and PrintrRte3D® DED product revenue.

“This is an exciting time for the Additive Manufacturing industry and Sigma Labs. I believe we are better positioned to create sustainable value for our shareholders than at any prior time in the Company’s history,” concluded Ruport.

Fourth Quarter and Full Year 2020 Financial Results

Revenue for the full year of 2020 totaled $807,500 of which $169,500, or 21% was earned in the fourth quarter. This compares to revenues of $402,500 for the full year of 2019, of which $133,000 was earned in the fourth quarter.

Gross profit for the full year of 2020 $215,000, of which the fourth quarter contributed a negative $22,000, compared to gross profit for the full year of 2019 of negative $172,000, of which the fourth quarter contributed negative $105,000.

Total operating expenses for 2020 were $5.9 million, of which $1.5 million were incurred in the fourth quarter. Total operating expenses for 2019 totaled $6.2 million.

Cash used in operating activities for the full year ended December 31, 2020 totaled $4.8 million, compared to $5.5 million in the full year ended December 31, 2019. Cash used in operating activities totaled $1.1 million for the fourth quarter of 2020, as compared to $1.0 million in the fourth quarter of 2019.

Net loss applicable to common shareholders for the full year of 2020 was $7.0 million, or $(1.83) per share, as compared to a net loss applicable to common shareholders of $6.3 million, or $(5.37) per share, in 2019. Net loss in the fourth quarter of 2020 totaled $1.6 million, compared to a net loss of $1.6 million, in the fourth quarter of 2019.

Cash totaled $3.7 million at December 31, 2020, as compared to $0.1 million at December 31, 2019. Subsequent to the close of the fourth quarter, the Company completed a public offering of shares of common stock with gross proceeds of approximately $5.1 million. In addition, warrant exercises during the first quarter of 2021 have contributed an additional $1.1 million in cash proceeds.

Fourth Quarter and Full Year 2020 Results Conference Call

Sigma Labs President and CEO Mark Ruport and CFO Frank Orzechowski will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, March 24, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13717059

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=143795 and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 7, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13717059

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Investor Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745
investors@sigmalabsinc.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$3,700,814	$86,919
Accounts Receivable, net	331,562	55,540
Inventory	659,651	598,718
Prepaid Assets	90,735	199,727
Total Current Assets	4,782,762	940,904

Other Assets:
Property and Equipment, net	138,626	128,723
Intangible Assets, net	753,122	569,341
Investment in Joint Venture	-	500
Long-Term Prepaid Asset	26,000	52,000
Total Other Assets	917,748	750,564

TOTAL ASSETS	$5,700,510	$1,691,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$128,937	$727,114
Note Payable	-	50,000
Deferred Revenue	77,957	139,447
Accrued Expenses	243,815	122,658
Total Current Liabilities	450,709	1,039,219

Long-Term Liabilities
Stock Appreciation Rights	48,341	-
CARES Act Deferred Payroll Taxes	37,728	-
Total Long-Term Liabilities	86,069	-

TOTAL LIABILITIES	536,778	1,039,219

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 715 and 0 issued and outstanding, respectively	1	-
Common Stock, $0.001 par; 12,000,000 authorized; 5,995,320 and 1,403,759 issued and outstanding, respectively	5,995	1,404
Additional Paid-In Capital	38,262,744	26,746,439
Accumulated Deficit	(33,105,008)	(26,095,594)
Total Stockholders’ Equity	5,163,732	652,249

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,700,510	$1,691,468

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Years Ended
	December 31, 2020	December 31, 2019
REVENUES	$807,488	$402,446

COST OF REVENUE	591,957	574,301

GROSS PROFIT (LOSS)	215,531	(171,855)

EXPENSES:
Salaries & Benefits	2,622,162	2,354,329
Stock-Based Compensation	596,842	497,240
Operating R&D Costs	351,404	647,994
Investor & Public Relations	434,852	417,750
Organizational Costs	425,847	530,958
Legal & Professional Service Fees	676,142	664,403
Office Expenses	416,580	747,881
Depreciation & Amortization	105,175	192,569
Other Operating Expenses	285,295	158,706
Total Operating Expenses	5,914,299	6,211,830

LOSS FROM OPERATIONS	(5,698,768)	(6,383,685)

OTHER INCOME (EXPENSE)
Interest Income	1,058	18,760
State Incentives	151,657	51,877
Bad Debt Expense	-	(2,500)
Exchange Rate Gain (Loss)	(1,677)	(4,879)
Other Income	361,700	8,263
Interest Expense	(13,908)	(8,685)
Loss on Dissolution of Joint Venture	(201)	-
Total Other Income (Expense)	498,629	62,836

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,200,139)	(6,320,849)

Provision for Income Taxes	-	-

Net Loss	$(5,200,139)	$(6,320,849)

Preferred Dividends	1,809,275	-

Net Loss applicable to Common Stockholders	$(7,009,414)	$(6,320,849)

Net Loss per Common Share - Basic and Diluted	$(1.83)	$(5.37)

Weighted Average Number of Shares Outstanding - Basic and Diluted	3,829,716	1,176,278

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Years Ended
	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES
Net Loss	$(5,200,139)	$(6,320,849)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	105,175	192,569
Stock Based Compensation - Employees	596,842	497,240
Stock Based Compensation - Third Party Services	102,775	32,679
Stock Based Compensation - Directors	239,883	300,000
Change in assets and liabilities:
Accounts Receivable	(276,022)	(16,740)
Inventory	(60,932)	(358,632)
Prepaid Assets	134,991	(184,472)
Accounts Payable	(598,177)	509,626
Deferred Revenue	(61,490)	87,949
Accrued Expenses	121,157	(254,175)
Long-term portion of Stock Appreciation Rights	48,341	-
Long Term portion of Deferred Payroll Taxes under the CARES Act	37,728	-
NET CASH USED IN OPERATING ACTIVITIES	(4,809,868)	(5,514,805)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(88,074)	(33,487)
Purchase of Intangible Assets	(210,785)	(174,224)
Payment Received from Notes Receivable	-	121,913
Dissolution of Joint Venture	500	-
NET CASH USED IN INVESTING ACTIVITIES	(298,359)	(85,798)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	3,600,000	4,981,221
Less Offering Costs	(820,228)	(649,329)
Payment of Note Payable	(50,000)	-
Proceeds from Exercise of Warrants	5,992,350	75,848
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,722,122	4,407,740

NET CHANGE IN CASH FOR PERIOD	3,613,895	(1,192,863)

CASH AT BEGINNING OF PERIOD	86,919	1,279,782

CASH AT END OF PERIOD	$3,700,814	$86,919

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Issuance of Common Shares for Preferred Dividends	$1,809,275	$-
Disclosure of Cash Received for:
Issuance of Preferred Stock for Exercise of Preferred Warrants	$5,992,350	$-
Other noncash operating activities disclosure:
Issuance of Securities for services	$342,657	$335,679
Disclosure of cash paid for:
Interest	$13,908	$5,069
Income Taxes	$-	$-